UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2008

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-84976
(Commission File Number)

98-0358040
(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

Inapplicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On April 3, 2008 we engaged new auditors as our independent accountants to audit our financial statements. Our Board of Directors approved the change of accountants to Danziger Hochman Partners LLP Licensed Public Accountants, an independent firm of Certified Public Accounts.

On March 31, 2008, our independent auditors Gregory J. Barber CPA.P.C. resigned, due to staffing issue.

During our most recent fiscal year, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Gregory J. Barber CPA.P.C, who were appointed on July 26, 2006, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. The report on the financial statements prepared by Gregory J. Barber CPA.P.C, for the last fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principals, except that Gregory J. Barber CPA.P.C expressed in their report substantial doubt about our ability to continue as a going concern.

We provided Gregory J. Barber CPA.P.C with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Gregory J. Barber CPA.P.C dated May 2, 2008 is filed as Exhibit 16 to this Form 8-KA.

We have engaged the firm of Danziger Hochman Partners LLP, as of April 3, 2008. Danziger Hochman Partners LLP was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

Item 9.01. Financial Statements and Exhibits.

(c) EXHIBITS

16.1 Letter from Barber Associates CPA’S regarding change in certifying accountant. (incorporated by reference from our Current Report on Form 8-K filed on April 24, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

/s/ Barry Lamperd
Barry Lamperd
President

Date: May 2, 2007